Exhibit (16)

POWER OF ATTORNEY

We, the undersigned Trustees and officers of Putnam ETF Trust (the “Trust”), hereby severally constitute and appoint Barbara M. Baumann, George Putnam, III, Jonathan S. Horwitz, Michael J. Higgins, Bryan Chegwidden and James E. Thomas, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Registration Statement on Form N-14 of the Trust relating to the merger of each “Target Fund” listed in the table below with and into the corresponding “Acquiring ETF” listed in the table below, each Acquiring ETF a series of the Trust, and any and all amendments (including post-effective amendments) to said Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

Target Fund		Acquiring ETF

Putnam California Tax Exempt Income Fund	g	Franklin California Municipal Income ETF

Putnam Massachusetts Tax Exempt Income Fund	g	Franklin Massachusetts Municipal Income ETF

Putnam Minnesota Tax Exempt Income Fund	g	Franklin Minnesota Municipal Income ETF

Putnam New Jersey Tax Exempt Income Fund	g	Franklin New Jersey Municipal Income ETF

Putnam New York Tax Exempt Income Fund	g	Franklin New York Municipal Income ETF

Putnam Ohio Tax Exempt Income Fund	g	Franklin Ohio Municipal Income ETF

Putnam Pennsylvania Tax Exempt Income Fund	g	Franklin Pennsylvania Municipal Income ETF

Putnam Short-Term Municipal Income Fund	g	Franklin Short-Term Municipal Income ETF

Putnam Tax Exempt Income Fund	g	Franklin Municipal Income ETF

Putnam Tax-Free High Yield Fund	g	Franklin Municipal High Yield ETF

[Signature page follows]

Exhibit (16)

WITNESS my hand and seal on the date set forth below.

Signature	Title	Date

/s/ Barbara M. Baumann Barbara M. Baumann	Chair, Board and Trustee	June 16, 2025

/s/ Robert L. Reynolds Robert L. Reynolds	President and Trustee	June 16, 2025

/s/ Jonathan S. Horwitz Jonathan S. Horwitz	Executive Vice President, Principal Executive Officer and Compliance Liaison	June 16, 2025

/s/ Michael J. Higgins Michael J. Higgins	Vice President, Treasurer, and Clerk	June 16, 2025

/s/ Jeffrey W. White Jeffrey W. White	Vice President, Principal Financial Officer, Principal Accounting Officer and Assistant Treasurer	June 16, 2025

/s/ Liaquat Ahamed Liaquat Ahamed	Trustee	June 16, 2025

/s/ Katinka Domotorffy Katinka Domotorffy	Trustee	June 16, 2025

/s/ Catharine Bond Hill Catharine Bond Hill	Trustee	June 16, 2025

/s/ Gregory G. McGreevey Gregory G. McGreevey	Trustee	June 16, 2025

Exhibit (16)

/s/ Jennifer Williams Murphy Jennifer Williams Murphy	Trustee	June 16, 2025

/s/ Marie Pillai Marie Pillai	Trustee	June 16, 2025

/s/ George Putnam III George Putnam III	Trustee	June 16, 2025

/s/ Manoj P. Singh Manoj P. Singh	Trustee	June 16, 2025

/s/ Mona K. Sutphen Mona K. Sutphen	Trustee	June 16, 2025

/s/ Jane E. Trust Jane E. Trust	Trustee	June 16, 2025